U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

VIRAL GENETICS, INC.
(Exact name of registrant as specified in its charter)

000-26875
(Commission File No.)

Delaware	33-0814123
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1321 Mountain View Circle, Azusa, CA 91702
(Address of principal executive offices)

(626) 334-5310
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 3.02 Unregistered Sales of Equity Securities

On December 1, 2004 Viral Genetics, Inc. (the “Company”) options to purchase 843,800 shares of common stock for $8,438 were exercised by the five holders of the options. Also on December 1, 2004, the Company issued 150,000 shares for services pursuant to an Investor Relations Agreement with Alliance Advisors, LLC. All of the persons acquiring shares have served the Company as consultants, have access to and received all information material to a decision whether to purchase the shares, and are believed by the Company to be accredited investors within the meaning of Rule 501 of Regulation D. The 993,800 common shares were sold and issued without registration in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAL GENETICS, INC.

Dated: December 3, 2004	By:	/s/ Haig Keledjian
Haig Keledjian, President